UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

ALPHA TEKNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40538	94-3368109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 Bert Drive

Hollister, CA 95023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 637-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit and Security Agreement

On May 10, 2022, Alpha Teknova, Inc. (the “Company”) entered into the Amended and Restated Credit and Security Agreement (Term Loan) (the “Amended Term Loan Credit Agreement”) as borrower, with MidCap Financial Trust (“MidCap”) as agent and lender, and the additional lenders from time to time party thereto and the Amended and Restated Credit and Security Agreement (Revolving Loan) as borrower, with MidCap as agent and lender, and the additional lenders from time to time party thereto (the “Amended Revolving Loan Credit Agreement”, together with the Term Loan Credit Agreement, the “Amended Credit Agreement”). The Amended Credit Agreement amends and restates that certain Credit and Security Agreement (Term Loan), dated as of March 26, 2021, by and among the Company and MidCap, as agent and lender, and the additional lenders from time to time party thereto, and that certain Credit and Security Agreement (Revolving Loan), dated as of March 26, 2021, by and among the Company and MidCap, as agent and lender, and the additional lenders from time to time party thereto (collectively, the “Credit Agreement”). The Amended Credit Agreement refinances the credit facility established under the Credit Agreement (the “Facility”) and provides ongoing working capital for the Company. The Amended Credit Agreement increases the $27.0 million Facility, consisting of a $22.0 million senior secured term loan and a $5.0 million working capital facility, to a $57.135 million credit facility (the “Amended Credit Facility”), consisting of a $52.135 million senior secured term loan (the “Amended Term Loan”) and a $5.0 million working capital facility (the “Amended Revolver”).

The Amended Term Loan consists of the $12.0 million balance that was made available under the Credit Agreement in 2021 and an additional $40.0 million, staged such that the Company, subject to certain exceptions, (i) will borrow $5.135 million immediately upon entry into the Amended Credit Agreement; (ii) will borrow an additional $5.0 million on October 31, 2022; (iii) may borrow an additional $10.0 million, which will become available commencing on January 1, 2023; (iv) may borrow an additional $10.0 million which will become available commencing on July 1, 2023 and (v) may borrow an additional $10.0 million which will become available on January 1, 2024. The borrowings under clauses (iv) and (v), above, are contingent upon the Company achieving trailing twelve months of revenue attributable to the Company’s “Clinical Solutions” product category of $15.0 million and $19.0 million, respectively, and liquidity requirements (as defined in the Amended Credit Agreement) of $10.0 million and $15.0 million, respectively.

The Company’s obligations under the Amended Credit Agreement may be guaranteed by any person or entity that in the future executes or delivers any Guarantee (as defined in the Amended Credit Agreement) of any portion of the Company’s obligations. The Company’s obligations under the Amended Credit Agreement are secured by first priority security interests in all assets of the Company other than certain excluded property.

Interest on the Amended Term Loan is based on the annual rate of one-month LIBOR plus 6.45%, subject to a LIBOR floor of 1.00%. If any advance under the Amended Term Loan is prepaid at any time, the prepayment fee is based on the amount being prepaid and an applicable percentage amount, such as 3%, 2%, or 1%, based on the date the prepayment is made after the closing date of the Amended Term Loan.

The maximum loan amount under the Amended Revolver is $5.0 million, and the Company may request the Lenders to increase such amount to up to $15.0 million. The amount available to the Company under the Amended Revolver at any one time is based upon an amount equal to: (i) 85% of the net collectable value of the Company’s domestic accounts receivable; plus (ii) 50% of domestic eligible finished goods inventory that does not exceed $1.0 million. Additionally, availability from finished goods inventory cannot exceed 25% of the total borrowing base availability. Interest on the outstanding balance of the Amended Revolver will be payable monthly in arrears at an annual rate of one-month LIBOR plus 3.75%, subject to a LIBOR floor of 1.00%.

The Amended Credit Agreement contains certain covenants, which include, but are not limited to, restrictions on indebtedness, liens, fundamental changes, restricted payments, and investments, and places limits on various other payments. The Amended Credit Agreement also contains a financial covenant based upon a trailing twelve months of net revenue, including a requirement of $42.5 million in the twelve months ending December 31, 2022.

Events of default under the terms of the Amended Credit Agreement include, but are not limited to:

•	Failure of the Company to pay any principal and interest of any loans in full when due and payable;

•	Failure of the Company to pay any premium, fee or other amount payable under the Amended Credit Agreement within three business days after the date when due and payable;

•	Failure of the Company to comply with certain covenants and agreements, subject to applicable grace periods and/or notice requirements; and

•

Any written representation, warranty or statement made in or pursuant to the Amended Credit Agreement or any related writing or any other material information furnished by the Company to the agent or the lenders shall prove to be incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made or deemed made.

Subject to certain notice requirements and other conditions, upon the occurrence of an event of default, commitments may be terminated and the principal of, and interest then outstanding on, all of the loans may become immediately due and payable; however, where an event of default arises from certain bankruptcy events, the commitments shall automatically and immediately terminate and the principal of, and interest then outstanding on, all of the loans shall become immediately due and payable.

The outstanding balance on the Facility will be due in full on May 1, 2027. At the end of the Amended Term Loan, the Company will pay an exit fee of $0.6 million, which represents 5% of the $12.0 million in borrowings made available immediately on March 26, 2021.

This summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Term Loan and Amended Revolver, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Amended Credit Agreement, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 and in the Amended Credit Agreement incorporated by reference therein is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Amended and Restated Credit and Security Agreement (Term Loan), dated as of May 10, 2022, by and among Alpha Teknova, Inc. and MidCap Financial Trust, as agent and as a lender, and the additional lenders from time to time party thereto.

10.2#	Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of May 10, 2022, by and among Alpha Teknova, Inc. and MidCap Financial Trust, as agent and as a lender, and the additional lenders from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted Schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.

Date: May 10, 2022	By:	/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer